Exhibit 99.2

SPECIAL MEETING OF SHAREHOLDERS OF

FC BANC CORP.

, 2013

, LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of FC Banc Corp. hereby appoints Patrick Drouhard and Larry Morrison, and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders to be held at             , local time, on             , 2013, at                      and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW.

The undersigned may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of FC Banc Corp. a written notice of revocation before the special meeting, (ii) delivering to FC Banc Corp. a duly executed proxy bearing a later date before the special meeting or (iii) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of FC Banc Corp. and the proxy statement/prospectus dated , 2013.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

Proposal 1:

To adopt the Agreement and Plan of Merger, dated as of March 26, 2013, by and between CNB Financial Corporation and FC Banc Corp., pursuant to which FC Banc Corp. will merge with and into CNB Financial Corporation with CNB Financial Corporation surviving the merger, as described in the proxy statement/prospectus.

☐    FOR            ☐    AGAINST             ☐    ABSTAIN

Proposal 2:

To approve any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the foregoing proposal.

☐    FOR             ☐    AGAINST            ☐    ABSTAIN

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

Date:

Signature(s) of Shareholder(s) or Authorized Representative(s)

Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If signer is a partnership, please sign in the partnership name by an authorized person. When stock has been issued in the name of two or more persons, all persons should sign.

PLEASE COMPLETE, DATE AND SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. IF THE TRANSACTION IS CONSUMMATED, YOU WILL RECEIVE UNDER SEPARATE COVER A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR DELIVERY OF YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT.